## #98JORDAN2

# '98 UPPER DECK MICHAEL JORDAN SIGNED PATCH CARD

THIS INITIAL OFFERING IS COMING SOON!


23
JERSEY

## CURRENT VALUE: $330,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

OPINIONS DETAILS GALLERY LEGAL

# #98JORDAN2

## '98 UPPER DECK MICHAEL JORDAN SIGNED PATCH CARD

C.O.A. SPECS

### FINANCIALS

| | |
|---|---|
| Price Per Share | $20.00 |
| Number of Shares | 16,500 |
| Market Cap. | $330,000 |
| Storage Location | Rally |

## ASSET SPECIFICATIONS

| | |
|---|---|
| Sport | Basketball |
| Professional League | NBA |
| Player / Number | Michael Jordan / 23 |
| Team | Chicago Bulls |
| Year / Season | 1998 |
| Memorabilia Type | Trading Card |
| Manufacturer | The Upper Deck, LLC. |
| Rarity | 1 of 6 (BGS 9.5) |
| Number in Set | #MJX-GJ |
| Authentication | Beckett Grading Services (BGS) |
| Grade | 9.5 |

## DESCRIPTION OF SERIES 1998 UPPER DECK MICHAEL JORDAN JERSEY CARD

**Investment Overview**

- Upon completion of the Series #98JORDAN2 Offering, Series #98JORDAN2 will purchase a 1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5 as the Underlying Asset for Series #98JORDAN2 (The "1998 Upper Deck Michael Jordan Jersey Card" or the "Underlying Asset" with respect to Series #98JORDAN2, as applicable), the specifications of which are set forth below.
- Michael Jordan debuted with the Bulls in the 1984-1985 season and played with the team until the end of the 1993-1994 NBA season during which time he led the Bulls to three NBA Championships. Jordan then retired from basketball to play Minor League Baseball. He then came out of retirement and returned to the Bulls from 1995 – 1998, leading the team to another three additional NBA Championships, before retiring for the second time. He came out of retirement again and played for the Washington Wizards from 2001 to 2003, until the end of his NBA career.
- The Upper Deck Company, LLC., is a private company founded in 1988 that specializes in the production of trading cards.
- The Underlying Asset is a 1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5.

**Asset Description**

*Overview & Authentication*

- In 1990, The Upper Deck Company, LLC. became the first trading card company to include autographed insert cards in their trading card sets.
- In 1996, The Upper Deck Company, LLC. introduced game-used jersey swatches embedded in trading cards.
- Michael Jordan was born on February 17, 1963 in Brooklyn, New York.
- Jordan hit the game-winning jumper to lead UNC to an NCAA Championship on March 29, 1982 against Georgetown.
- Jordan led Team USA to an Olympic gold medal in Los Angeles at the 1984 Olympics on August 10.
- Jordan was drafted third overall in the first round of the 1984 NBA Draft by the Chicago Bulls and made his NBA Debut on October 26, 1984.
- In 1984 Michael Jordan partnered with Nike to launch the Jordan Brand. Jordan wore the first iteration of Nike shoes made under his eponymous brand during his rookie season, the 'Air Jordan I.'
- Over the course of his fifteen-year career, Jordan was named to 14 All Star Teams, 11 All-NBA Teams, and 9 All-Defensive Teams.
- Jordan was a 10-time Scoring Champion, 5-time MVP, and the winner of 6 NBA Finals, for all of which he was awarded the NBA Finals MVP. He is a member of the NBA Hall of Fame.
- In the fiscal year ending in May 2020, the Jordan Brand generated $3,100,000,000 in sales.
- Jordan is the highest paid athlete of all time as of 2017, with $1,500,000,000 in lifetime earnings, most of which he earned through endorsements deals.
- In 2020, "The Last Dance," a miniseries co-produced by ESPN Films and Netflix, was released. The documentary series revolved around the career of Michael Jordan, with an emphasis on his legendary competitiveness and one-of-a-kind firebrand leadership style.
- During the 1992-93 NBA season, Michael Jordan led the league with 32.6 points per game and recorded 6.7 rebounds and 5.5 assists per game. During this season Jordan won his third NBA Championship.
- The Underlying Asset has been issued a grade of GEM MINT 9.5 by Beckett Grading Services (BGS) with certification No. 0003951158.

*Notable Features*

- The Underlying Asset is a 1998 Upper Deck Michael Jordan Jersey Autograph Card graded BGS GEM MINT 9.5.

- The Underlying Asset's BGS Condition Report consists of the following grades: Centering: 10, Corners: 9, Edges: 9.5, Surface: 10, Autograph: 10.
- The Underlying Asset is 1 of 6 1998 Upper Deck Michael Jordan Jersey Autograph Card examples graded BGS 9.5, with none graded above.
- The Underlying Asset contains a game-used jersey swatch that was worn by Jordan during a game during the 1992-93 NBA season.
- The Underlying Asset contains a bright blue signature from Michael Jordan.
- The Underlying Asset is 1 of a total print-run of 23 1998 Upper Deck Michael Jordan Jersey Autograph Card examples.

*Notable Defects*

- The Underlying Asset's condition is consistent with its condition grade from BGS.

**Details**

| **Series 1998 Upper Deck Michael Jordan Jersey Card** | |
|---|---|
| **Sport** | Basketball |
| **Professional League** | NBA |
| **Player / Number** | Michael Jordan / 23 |
| **Team** | Chicago Bulls |
| **Year / Season** | 1998 |
| **Memorabilia Type** | Trading Card |
| **Manufacturer** | The Upper Deck, LLC. |
| **Rarity** | 1 of 6 (BGS 9.5) |
| **Number in Set** | #MJX-GJ |
| **Authentication** | Beckett Grading Services (BGS) |
| **Grade** | 9.5 |
| **Grade (Centering)** | 10 |
| **Grade (Corners)** | 9 |
| **Grade (Edges)** | 9.5 |
| **Grade (Surface)** | 10 |
| **Grade (Autograph)** | 10 |
| **Certification No.** | 0003951158 |

**Depreciation**

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series 1998 Upper Deck Michael Jordan Jersey Card going forward.

#98JORDAN2 | $330K

# COMPARABLE ASSET VALUE

ASSET VALUE
+3064.5%

TRANSACTIONS
4

*"These all rank among the best Michael Jordan cards ever made."*

**CARDBOARD CONNECTION**

On UD's 1998 Jordan Auto Jersey Cards

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#98JORDAN2

# '98 UPPER DECK MICHAEL JORDAN SIGNED PATCH CARD

By 1998, Michael Jordan's reputation had been solidified. There were no doubters left among the millions that had watched him soar to unprecedented heights as the NBA's greatest player. With this in mind, Upper Deck released limited-edition cards providing a retrospective view of Jordan's career while he remained at the top of his game. #98JORDAN2 is a 1998 Upper Deck Michael Jordan Autographed Jersey Card graded BGS GEM MINT 9.5. From a print-run of just 23 examples (a nod to Jordan's iconic jersey number), #98JORDAN2 contains a signed game-worn jersey patch from the 1992-93 season.

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GAME WORN
JERSEY
CHICAGO BULLS
3/23
9.5
10

**#98JORDAN2** | *Visuals*

Jordan's blue-penned signature accompanies the numbering "3/23" beneath #98JORDAN2's embedded red Bulls jersey patch.

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^

## #98JORDAN2 | *Timeline*

*Feb. 1963* — Michael Jeffrey Jordan is born in Brooklyn, New York to Delores and James Jordan.

*Mar. 1982* — Down by a point with 15 seconds remaining in the NCAA National Championship, Jordan hits the game-winning jumper to secure the title, defeating Patrick Ewing's Georgetown Hoyas.

*Jun. 1984* — The Chicago Bulls draft Michael Jordan with the 3rd overall pick of the 1984 NBA Draft.

*Aug. 1984* — Jordan leads Team USA to an Olympic gold medal in Los Angeles.